UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Bit Digital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Email Communication

To: Shareholders

Subject: Action Requested: Vote Your Bit Digital Shares Today

Dear Valued Shareholder,

Every vote matters.

Bit Digital’s 2026 Annual General Meeting is approaching, and we encourage all shareholders to vote as soon as possible.

Management has recommended that shareholders vote FOR all proposals.

For your convenience, information regarding the Annual General Meeting, including voting resources, is available at https://bit-digital.com/agm

I have copied Jonathan Eyl of Sodali & Co., the Company’s proxy solicitation advisor. Jonathan can assist with any questions regarding the voting process.

If you have any questions regarding Bit Digital, the Company’s business, or the proposals being presented at the Annual General Meeting, please feel free to reply to this email or contact me directly using the information below.

The deadline to vote is July 29, 2026.

Shareholder participation is critical to the success of the Annual General Meeting. Please vote your shares today using the link above.

Thank you for your support and participation.

Sam Tabar, Chief Executive Officer

(cc: Jonahtan.Eyl@sodali.com)